UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2017

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2017, Easterly Government Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders, in which the stockholders voted on the proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld
William C. Trimble, III	24,617,965	726,544
Darrell W. Crate	21,261,103	4,083,406
Michael P. Ibe	23,233,478	2,111,031
William H. Binnie	20,388,539	4,955,970
Cynthia A. Fisher	20,179,721	5,164,788
Emil W. Henry, Jr.	20,384,434	4,960,075
James E. Mead	24,647,116	697,393

There were 7,397,147 broker non-votes for each director nominee in connection with Proposal No. 1.

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions
32,491,353	160,418	89,885

Proposal No. 3: The ratification of an amendment to the 2015 Equity Incentive Plan (the “Plan”) that will increase the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares.

Votes For	Votes Against	Abstentions
24,231,789	1,014,053	98,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: May 11, 2017